Exhibit 10.5

Execution Version

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of August 7, 2019 (the “Amendment Effective Date”), is made by and among Apollo Endosurgery, Inc., a Delaware corporation (“Parent”), Apollo Endosurgery US, Inc., a Delaware corporation (“Apollo Endo”), Apollo Endosurgery International LLC, a Delaware limited liability company (“Apollo International”), Lpath Therapeutics Inc., a Delaware corporation (“Lpath”; together with Parent, Apollo Endo and Apollo International, individually and collectively, jointly and severally, “Borrower”), Solar Capital Ltd., a Maryland corporation (“Solar”), in its capacity as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”) and the Lenders listed on Schedule 1.1 of the Loan and Security Agreement (as defined below) or otherwise a party hereto from time to time including Solar in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”).
The Borrower, the Lenders and Collateral Agent are parties to a Loan and Security Agreement dated as of March 15, 2019 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of June 20, 2019, and as further amended, restated, modified or supplemented from time to time, the “Loan and Security Agreement”). The Borrower has requested that the Lenders agree to certain amendments to the Loan and Security Agreement. The Lenders have agreed to such request, subject to the terms and conditions hereof.
Accordingly, the parties hereto agree as follows:

SECTION 1	Definitions; Interpretation.
(a)Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.
(b)Interpretation. The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2Amendments to the Loan and Security Agreement.
(a)The Loan and Security Agreement shall be amended as follows effective as of the Amendment Effective Date:
(i)Section 1.1 is hereby amended by adding the following sentence to the end thereof:
For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Debt shall at all times be valued at the full stated principle amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.
(ii)New Definitions. The following definitions are added to Section 1.4 in their respective alphabetical order:
“Second Amendment” means that certain Second Amendment to Loan and Security Agreement, dated as of the Second Amendment Effective Date, by and among Borrowers, Collateral Agent and the Lenders party thereto.
“Second Amendment Effective Date” means August 7, 2019.
(iii)The definition of “Permitted Indebtedness” is hereby amended by amending and restating clause (c) thereof in its entirety as follows:
(c)    Subordinated Debt and the Permitted Convertible Debt;

(iv)The following definitions are added to Section 1.3 in their proper alphabetical order:
“Permitted Convertible Debt” means those certain 6.00% Convertible Senior Debentures due 2024 (collectively, the “Convertible Debentures”), issued pursuant to that certain Securities Purchase Agreement, dated as of August 7, 2019, between Parent and the purchasers party thereto, in an aggregate principal amount of up to $20,000,000, plus any amounts paid-in-kind pursuant to the terms thereof, in each case as in effect on the Second Amendment Effective Date without any amendment, modification, restatement or refinancing thereof without the written consent of Collateral Agent.
(v)Section 6.2(a) is hereby amended by amending and restating clause (v) thereof in its entirety as follows:
(v)    within five (5) days of delivery, copies of all non-ministerial statements, reports and notices made available to any Loan Party’s security holders or holders of Subordinated Debt and/or Permitted Convertible Debt (other than materials provided to members of the such Loan Party’s board of directors solely in their capacities as security holder or holders of Subordinated Debt and/or Permitted Convertible Debt);
(vi)Section 7.7 is hereby amended by adding the following section to the end thereof:
Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.7 shall not prohibit (i) the conversion by holders of (including any cash in lieu of fractional shares), the forced conversion of, or the required payment of any principal or premium on, or required payment of any interest (whether in shares of Common Stock or paid-in-kind) with respect to any Permitted Convertible Debt, in each case, in accordance with the terms of the debentures governing such Permitted Convertible Debt.
(vii)Section 8.6 is hereby amended and restated in its entirety as follows:
Other Agreements. There is a default (i) in any agreement to which any Loan Party or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000.00) or that could reasonably be expected to have a Material Adverse Change and (ii) that would lead to an Event of Default (as defined in the Convertible Debentures) under the Permitted Convertible Debt that is not cured within eight (8) Business Days of (x) the occurrence of such default, if no notice from the holders thereof to the Parent is required before such default results in an Event of Default (as defined in the Convertible Debentures) or (y) the date of any notice from holders thereof, if notice from the holders thereof to the Parent is required before such default results in an Event of Default (as defined in the Convertible Debentures); for the avoidance of doubt, the exchange, repurchase, conversion or settlement with respect to any Permitted Convertible Debt, or satisfaction of any condition giving rise to or permitting the foregoing, pursuant to their terms that does not result from a default thereunder or an event of the type that constitutes an Event of Default, in each case, shall not constitute an Event of Default under this Section 8.6.
(viii)Article 8 is hereby amended by adding the following Section 8.14 at the end thereof:
Delisting. The Common Stock (as defined in the Convertible Debentures) of Parent shall not be eligible for listing or quotation for trading on a Trading Market (as defined in the Convertible Debentures) and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days (as defined in the Convertible Debentures) unless an extension has been granted by the requisite holders of the Convertible Debentures during such five (5) Trading Day period, in which chase the date of extension shall apply in lieu of five (5) Trading Days.
(b)References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3Consent to Share Exchange. Notwithstanding anything to the contrary contained in Section 7.7 of the Loan Agreement, Collateral Agent hereby consents to Parent redeeming, repurchasing or otherwise retiring up to 1,000,000 shares of common stock of Parent beneficially owned by a certain stockholder or its affiliates solely in exchange for pre-funded warrants with a nominal exercise price issued to such stockholder or its affiliates (the “Exchange”). For the avoidance of doubt, no cash consideration shall be paid or payable by the Borrower in connection with the Exchange.
SECTION 4Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:
(a)Fees and Expenses. The Borrower shall have paid (i) all invoiced costs and expenses then due to the extent invoiced on or prior to the Amendment Effective Date, and (ii) all other fees, costs and expenses, if any, due and payable as of the Amendment Effective Date under the Loan and Security Agreement.
(b)This Amendment. Collateral Agent shall have received this Amendment, executed by the Borrower.
(c)Officer’s Certificate. Collateral Agent shall have received a certificate of an officer of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment, in form acceptable to Collateral Agent and the Lenders.
(d)Representations and Warranties; No Default. On the Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:
(i)The representations and warranties contained in Section 5 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and
(ii)There exist no Events of Default or events that with the passage of time would result in an Event of Default.
SECTION 5Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) that there has not been and there does not exist a Material Adverse Change; and (c) that the information included in the Perfection Certificate delivered to Collateral Agent on the Effective Date remains true and correct. For the purposes of this Section 4, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).
SECTION 6Miscellaneous.
(a)Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and Collateral Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. The Borrower hereby reaffirms the grant of security under Section 4.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Obligations under the Loan and Security Agreement, including without limitation any Term Loans funded on or after the Amendment Effective Date, as of the date hereof.

(b)Conditions. For purposes of determining compliance with the conditions specified in Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Collateral Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.
(c)Release. In consideration of the agreements of Collateral Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Collateral Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
(d)No Reliance. The Borrower hereby acknowledges and confirms to Collateral Agent and the Lenders that the Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(e)Costs and Expenses. The Borrower agrees to pay to Collateral Agent within ten (10) days of its receipt of an invoice (or on the Amendment Effective Date to the extent invoiced on or prior to the Amendment Effective Date), the reasonable out-of-pocket costs and expenses of Collateral Agent and the Lenders party hereto, and the reasonable fees and disbursements of counsel to Collateral Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date.
(f)Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.
(g)Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES that would result in the application of any laws other than the laws OF the State of New York), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.
(h)Complete Agreement; Amendments; Exit Fee Agreement. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents. For the avoidance of doubt and notwithstanding anything to the contrary in this Amendment, Borrower (a) reaffirms its obligations under the Exit Fee Agreement, including without limitation its obligation to pay the Exit Fee (as defined in the Exit Fee Agreement) if and when due thereunder, and (b) agrees that the defined term “Loan Agreement” as defined in the Exit Fee Agreement shall on and after the Amendment Effective Date mean the Loan and Security Agreement as amended by this Amendment and as may be amended, restated or modified from time to time on or after the Amendment Effective Date.
(i)Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
(j)Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.
(k)Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.
[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

APOLLO ENDOSURGERY, INC.		APOLLO ENDOSURGERY INTERNATIONAL, LLC

By	/s/ Stefanie Cavanaugh	By	/s/ Stefanie Cavanaugh
Name:	Stefanie Cavanaugh	Name:	Stefanie Cavanaugh
Title:	Chief Financial Officer	Title:	Chief Financial Officer

APOLLO ENDOSURGERY US, INC.		LPATH THERAPEUTICS INC.

By	/s/ Stefanie Cavanaugh	By	/s/ Stefanie Cavanaugh
Name:	Stefanie Cavanaugh	Name:	Stefanie Cavanaugh
Title:	Chief Financial Officer	Title:	Chief Financial Officer

[Signature Page to Second Amendment to Loan and Security Agreement (Apollo Endo/Solar)]

GUARANTOR:

APOLLO ENDOSURGERY UK LTD

By	/s/ Stefanie Cavanaugh
Name:	Stefanie Cavanaugh
Title:	Director

[Signature Page to Second Amendment to Loan and Security Agreement (Apollo Endo/Solar)]

GUARANTOR:

APOLLO ENDOSURGERY COSTA RICA S.R.L.

By	/s/ Todd Newton
Name:	Todd Newton
Title:	Manager

STATE OF Texas                    )
) ss.
COUNTY OF Travis                )

On August 7, 2019, before me, the undersigned Notary Public, personally appeared Todd Newton (name of signer), personally known to me or proved to me on the basis of satisfactory evidence of identification, which were 10953171 (license), to be the person(s) whose name is signed on the preceding or attached document, and acknowledge to me that he/she/they signed it voluntarily and for its stated purpose.

WITNESS my hand and official seal.
SEAL
/s/ Margaret Rose Keller
________________________________
Notary Public in and for said State

[Signature Page to Second Amendment to Loan and Security Agreement (Apollo Endo/Solar)]

COLLATERAL AGENT:

SOLAR CAPITAL LTD.

By	/s/ Anthony J. Storino
Name:	Anthony J. Storino
Title:	Authorized Signatory

[Signature Page to Second Amendment to Loan and Security Agreement (Apollo Endo/Solar)]

LENDER:

LENDER:
SOLAR CAPITAL LTD.

By	/s/ Anthony J. Storino
Name:	Anthony J. Storino
Title:	Authorized Signatory

SCP PRIVATE CREDIT INCOME FUND SPV LLC

By	/s/ Anthony J. Storino
Name:	Anthony J. Storino
Title:	Authorized Signatory

SCP PRIVATE CREDIT INCOME BDC SPV LLC

By	/s/ Anthony J. Storino
Name:	Anthony J. Storino
Title:	Authorized Signatory